UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2006

NASCENT WINE COMPANY, INC.
(Exact name of Registrant as specified in charter)

Nevada	333-120949	82-0576512
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355-A Paseo De Las Americas
San Diego, California	92154
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(619) 661-0458

1052 Las Palmas Entrada
Henderson, Nevada 89012
(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 5, 2006, the Registrant, entered into and closed a Asset Purchase Agreement (“Agreement”) with Piancone Group International, Inc., a Nevada corporation (“Piancone”), pursuant to which the Registrant acquired all of Piancone’s rights, titles and interests in and to substantially all of the assets of Piancone (the “Purchased Assets”) for an aggregate purchase price of 15,000,000 shares of $0.001 par value common stock of the Registrant (the “Purchase Price”).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

2	Asset Purchase Agreement and Exhibits thereto

99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASCENT WINE COMPANY, INC.
(Registrant)

Signature	Title	Date

/s/ Sandro Piancone	President	June 7, 2006
Sandro Piancone

/s/ Patrick Deparini	Secretary	June 7, 2006
Patrick Deparini

/s/ Patrick Deparini	Principal Financial Officer	June 7, 2006
Patrick Deparini

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